THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   EXHIBIT 10.39

                                LICENSE AGREEMENT

Agreement made this 5th day of April, 2000, by and between INSTITUT PASTEUR, a Foundation existing under the laws of France, 25-28 rue du Docteur Roux, 75724 Paris Cedex 15 and DIGENE CORPORATION, 1201 Clopper Road, Gaithersburg, Maryland 20878, U.S.A., a corporation incorporated under the laws of Delaware.

                                   WITNESSETH

       WHEREAS, INSTITUTE PASTEUR, hereinafter "IP", is the co-owner together with INSERM of US patent No. 5.981.173 relating to two novel genital Human Papillomavirus (HPV) types, HPV68 and HPV70;

       WHEREAS, IP and INSERM are also co-owners of Biological Material of the cloned genome of the Human Papillomavirus type HPV68, deposited by IP at the Collection Nationale de Culture de Micro-organismes (CNCM) (National Collection for Microorganisms Culture) on February 16, 1995, with accession No. I-1540;

       WHEREAS, DIGENE CORPORATION, hereinafter "LICENSEE", is desirous to obtain exclusive licenses under said patent and said Biological Material relating to the Licensed Product, as hereinafter defined;

       WHEREAS, IP is willing to grant to LICENSEE exclusive licenses under said patent and Biological Material to make, have made, use and sell Licensed Product;

       WHEREAS, INSERM, by letter dated January 27, 2000, has agreed that IP may enter into an exclusive license agreement with LICENSEE.

       NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, it is agreed:

                                    ARTICLE I
                                   DEFINITIONS

       1.1 "Affiliate(s)" means any corporation, partnership or other business entity which LICENSEE directly or indirectly controls or any company by which LICENSEE is controlled or is under common control with.

       For the purpose of the Agreement, "control" shall mean the holding of fifty percent (50%) or more of the voting stock or other ownership interest of the corporation, partnership, or other business entity involved.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

       Notwithstanding the above, in the event LICENSEE is precluded by local government laws or regulations from owning or controlling fifty percent (50%) of an entity, such entity shall be deemed to be an Affiliate if LICENSEE owns or controls the maximum permissible portion of that entity under applicable laws or regulations.

       1.2 "Biological Material" means biological material accession No. I-1540 of the cloned genome of the Human Papillomavirus type 68 (HPV68).

       1.3 "Field" means HPV in vitro human diagnostics and HPV in vitro pre-clinical and clinical diagnostic testing for HPV vaccine and therapeutic discovery and development.

       1.4    "HPV" means Human Papillomavirus.

       1.5 "Licensed Product" means HPV Hybrid Capture(R) II (HPV HCII) and/or any other product using the Licensed Patent and/or the Biological Material or fragments thereof, or derived biological material from Biological Material or fragments thereof, or a synthetic molecule corresponding to said Biological Material or to derived Biological Material or to fragments of both thereof.

       In addition, Licensed Product also includes any final product, manufacture, sale or use of any significant part of which would constitute an infringement of the Licensed Patent but for the licenses granted in Article 2 hereunder.

       1.6 "Licensed Patent" means US patent No. 5.981.173 relating to Two Novel Genital Human Papillomavirus (HPV) types, HPV68 and HPV70, related to the Potentially Oncogenic HPV39 attached hereto in Exhibit 1 and all continuations-in-part as the case may be.

       1.7 "Net Sales" means the gross invoice price of Licensed Product sold by LICENSEE and/or its Affiliates to Third Parties, less any sales tax, packaging, shipping, insurance charges, returns and allowances, and any normal rebates, credits and discounts to the extent they are factually applicable and are reflected in the gross invoice price. In no event shall the deductions for usual sales expenses exceed [*******] percent ([***]%) of the gross invoice price. No deduction from the gross invoice price shall be made for any item of cost incurred by the seller in its own operations incident to the manufacture, sale or shipment of the Licensed Product. Sales between or among LICENSEE and its Affiliates shall be excluded from the computation of Net Sales except when such Affiliates are end users.

       In the event Licensed Product is sold by LICENSEE or its Affiliates in combination with other products which do not include HPV types and which have commercial utility other than use in combination with such Licensed Product (together, a "Combination Package"), for purpose of royalty payments Net Sales of such Licensed Product shall be calculated as follows. Net Sales of such Licensed Product shall be the gross invoice price of such Combination Package containing other products billed to customers by LICENSEE or its Affiliates, less the

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

deductions referred to above, multiplied by the fraction A/(A+B), where A is the gross selling price of the Licensed Product sold separately in arms length transactions with Third Parties during the period in question, and B is the gross selling price of such other products sold separately in arms length transactions with Third Parties during the period in question; provided further, that if any Combination Package is sold by LICENSEE or its Affiliates and the gross selling price for the Licensed Product of such other products when sold separately is not determinable, then the gross amount billed or invoiced to Third Parties for the sale of such Licensed Product shall be deemed to be an amount equal to the percentage of the gross sales price, less the deductions referred to above, for the Combination Package which is equal to the percentage of the fair market value of the Licensed Product and the other products in the Combination Package represented by the fair market value of the Licensed Product.

       LICENSEE and its Affiliates shall, in their sole discretion, determine the gross invoice price of Licensed Product sold by LICENSEE and its Affiliates to Third Parties; provided, however, that any discount offered with respect to Licensed Product shall be consistent with the overall discounting policies of LICENSEE in connection with the sale of its diagnostic products and, when considered in relation to the percentage discount applicable to any of LICENSEE's other diagnostic products which are sold together with or in combination with the Licensed Product, shall not materially adversely affect Net Sales.

       1.8 "Third Party(ies)" means any person or entity other than IP, any Affiliates of IP, LICENSEE or any Affiliates of LICENSEE.

                                   ARTICLE II
                                  LICENSE GRANT

       2.1 Upon the terms and subject to the conditions of this Agreement, IP grants to LICENSEE, and LICENSEE accepts from IP a worldwide, royalty-bearing exclusive license under the Licensed Patent and the Biological Material within the Field to make, have made, use and sell Licensed Product. The license does not include a sublicense right to Third Parties.

       2.2 LICENSEE expressly acknowledges and agrees that this exclusive license is personal to LICENSEE alone and LICENSEE shall have no right to assign or otherwise transfer or share its rights except with its Affiliates; provided, however, that LICENSEE may assign any or all of its rights, interests or obligations hereunder to any successor to the LICENSEE in a merger or to any other purchaser of substantially all of the assets of LICENSEE's business related to its HPV business, provided such purchaser assumes all of LICENSEE's obligations hereunder.

       2.3 IP hereby agrees during the term of this Agreement to maintain and keep in effect the Licensed Patent without prejudice to Section 3.1(e). Should IP decide to abandon the registration of the Licensed Patent, IP will promptly notify LICENSEE of such decision. Upon receipt of IP's notice, LICENSEE shall have the right, but not the obligation, by notice to IP, to require IP to maintain and keep in effect the Licensed Patent, in which event LICENSEE shall

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

reimburse IP for all of its out-of-pocket costs thereafter incurred with respect to such patent maintenance. Effective as of the date of the abandonment of the Licensed Patent or, if notice of IP's decision to abandon the Licensed Patent is provided by IP to LICENSEE as required above, and LICENSEE decides to reimburse IP for all of its out of pocket costs as provided above, the date LICENSEE sends IP notice of such decision, the royalty rate set forth in Section 3.1(b) shall be reduced to [******] percent ([***]%).

                                   ARTICLE III
                              FINANCIAL CONDITIONS

       3.1    For the rights and privileges granted to LICENSEE under Section
2.1 hereabove, LICENSEE shall pay to IP:

              (a) a non-refundable license issuance fee in the amount of U.S. $[*******], $[*******] of which has been paid upon the execution of the "Term Sheet" entered into prior to this Agreement and the remaining U.S. $[*******] of which shall be paid upon execution of this Agreement;

              (b) royalties of [*****] percent ([***]%) of LICENSEE's and its Affiliates' Net Sales in the U.S. (exclusive of U.S. sales to be shipped outside of the U.S. territory) of Licensed Product payable from the date of first sale of Licensed Product in the U.S.;

              (c) royalties of [*****] percent ([***]%) of LICENSEE's and its Affiliates' Net Sales of Licensed Product outside the U.S. payable from the date of the first sale of Licensed Product outside the U.S.;

              (d) in case of future determination of invalidity of the Licensed Patent in the U.S. by a definitive decision of the relevant authority, the royalty for Net Sales in the U.S. of Licensed Product will be reduced to [*****]percent ([***]%) starting from the date of such definitive decision of invalidity and for the commercial life of the Licensed Product;

              (e) for calendar year 1999 LICENSEE shall reimburse IP for [******] of its out-of-pocket patent maintenance costs relating to the Licensed Patent up to U.S. $[*****]. Commencing January 1, 2000 LICENSEE shall reimburse IP for its out-of-pocket patent maintenance costs relating to the Licensed Patent up to U.S. $[*****] per year. By April 15, 2000 and by February 15 of each year thereafter, IP shall provide LICENSEE with an accounting, and appropriate back-up documentation, of the relevant patent maintenance costs paid by IP in the prior calendar year. LICENSEE shall made payment of its reimbursement obligation set forth above within thirty (30) days of its receipt of such accounting provided, that within such thirty (30) day period LICENSEE shall be entitled to request reasonable additional documentation with respect to such costs; and provided, further, that LICENSEE shall make such payment within fifteen (15) days of its receipt of such additional documentation, subject in all cases to LICENSEE's rights under Section 10.2.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

       3.2 LICENSEE shall, within sixty (60) days after the first day of January and July of each year, provide IP with a true and accurate account of Net Sales in the Territory with a break down per country and for each Licensed Product and royalty due in respect to the preceding six calendar months and will at the time when it delivers such account make payment of the amount of royalty shown to be due (Attn: Direction de la Valorisation of IP). If no royalties are due, it shall be so reported. The correctness and completeness of each such account shall be attested to in writing by the responsible financial officer of LICENSEE.

       If royalties payable hereunder are in arrears, IP shall be entitled to apply to LICENSEE a penalty equal to the relevant minimum legally applicable rate under the French law, as published by Decree of the Ministry of Economy, Finances and Industry in the French Official Gazzette, increased with 2%, beginning on the 60th day after the end of the applicable royalty period.

       3.3 Royalties payable hereunder shall be made without any deductions whatsoever except for withholding tax. Such payments shall be made in U.S. dollars by check sent to Direction de la Valorisation, INSTITUTE PASTEUR 25-28 rue du Docteur Roux, 75724 Paris Cedex 15 - France.

       3.4 The withholding tax (if any) levied by the U.S. authorities on payments made by LICENSEE to IP hereunder shall be borne by IP.

       LICENSEE shall use reasonable efforts to help IP to claim exemption therefrom under any double taxation or similar agreement in force and shall produce to IP proper evidence of payment of all withholding tax.

       3.5 LICENSEE shall keep or cause to be kept complete and accurate records of the Net Sales of Licensed Product in accordance with U.S. generally accepted accounting procedures. Such records shall be accessible, not more than once a year at any reasonable time during business hours within five (5) years after the end of the royalty period to which such records relate, to an independent accountant selected by IP for the purpose of verifying Net Sales and any royalty due pursuant to this Agreement. If in dispute, such records shall be kept until the dispute is settled. Such accountant shall keep confidential all information provided to it by LICENSEE, except that it may disclose to IP, subject to its agreement of confidentiality set forth in Section 8.4, information relating to the accuracy of the records and payments made.

       The cost of such inspection shall be borne by LICENSEE if any error or discrepancy is shown by which the royalty amount to which IP is entitled is increased by 5% or more of the amount shown in LICENSEE's account.

                                   ARTICLE IV
                                   PERFORMANCE

       LICENSEE will use reasonable commercial efforts to commercialize the Licensed Product worldwide in the main countries. The "main countries" shall mean the developed,

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

commercially viable countries with a per capita gross national product of greater than U.S. $[******] per year. In the event LICENSEE has sales of Licensed Product in a "main country" for a one year period below U.S. $[******] and provided that such amount corresponds to a rate of penetration of the potential market for Licensed Product for the said country of less than [******]%, IP will notify LICENSEE in writing and give LICENSEE a six month cure period. At the end of such cure period, if the sales of Licensed Product in such main country have remained below the above-mentioned thresholds, the license in that country will become non-exclusive and the royalty rate shall be reduced by [******]%, unless LICENSEE is using commercially reasonable efforts to sell Licensed Product in such country.

                                    ARTICLE V
                                  PATENTMARKING

       Nothing in this Agreement shall be construed as conferring upon either party or its Affiliates any right to include in advertising, packaging or other commercial activities related to Licensed Product, any reference to the other party, its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such Licensed Product is in any way certified by the other party.

       In order to indicate the origin of the license, LICENSEE shall be entitled, but is not required, without obtaining the prior consent of IP, to affix the following mention on the Licensed Product: "U.S. Patent No. 5-981-173". If LICENSEE wants to add the mention "Licensed by Institut Pasteur", LICENSEE will submit to IP the proposed packaging and/or booklets or any other document with the mention "Licensed by Institut Pasteur" for IP prior written authorizations which shall not be unreasonably withheld according to IP general policy on the use of the name Pasteur. This authorization shall in no way be construed to constitute a license of any Institut Pasteur's trademarks or other signs or to be a violation of the first paragraph of this Article V.

                                   ARTICLE VI
                                   TERMINATION

       The License granted hereunder shall begin on June 1, 1999 and shall continue for the life of the Licensed Patent or for the commercial life of the Licensed Product in the countries where there is no Licensed Patent and for the U.S. in case of invalidity of the Licensed Patent by a national authority, or unless sooner terminated as provided in the following:

       6.1 Failure by either party to comply with any respective obligations and conditions contained in this Agreement shall entitle the other party to give to the party in default notice requiring it to remedy such default. If such default is not remedied within sixty (60) days after receipt of such notice by the party in default, the notifying party shall be entitled (without prejudice to any of its other rights conferred on it by this Agreement) to automatically terminate this Agreement by giving notice to take effect immediately upon receipt by the defaulting party.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

       The right of either party to terminate this Agreement as hereinabove provided shall not be affected in any way by its waiver of, or failure to take action with respect to any previous default. Should either party terminate this Agreement according to its terms, all licenses granted hereunder shall cease.

       6.2 Any rights and obligations accrued prior to termination or expiration of this Agreement shall not be affected by such termination or expiration. By way of illustration but not of limitation, termination or expiration of this Agreement shall not relieve LICENSEE of any obligation hereunder to:

              (i) pay royalties to IP for sales made prior to the date of said termination or for sales made after termination of Licensed Product manufactured by LICENSEE and its Affiliates prior to termination,

             (ii)    keep records as provided herein.

       6.3    Effect of termination on LICENSEE:

       LICENSEE shall, on the effective date of termination for whatever reason, cease or have ceased any manufacture of the Licensed Product. Notwithstanding such termination, LICENSEE and its Affiliates shall be entitled to sell at normal prices the quantity of Licensed Product in their existing inventory for a three (3) month period after the effective date of termination; provided that the breach giving rise to the termination did not consist of a default of payment of royalty as provided in Section 3.2 hereof; and provided that LICENSEE shall remain obligated to pay royalties accrued and unpaid for all sales of Licensed Product through the end of such three (3) month period.

       LICENSEE and its Affiliates shall, on the effective date of termination, for whatever reason, return to IP the Biological Material No. I-1540 and its progenes in their possession.

                                   ARTICLE VII
                      NEGATION OF WARRANTIES AND INDEMNITY

       IP MAKES NO WARRANTY OF ANY KIND EITHER EXPRESS OR IMPLIED RELATING TO THE LICENSED PRODUCT INCLUDING WITHOUT LIMITATION ANY WARRANTY REGARDING SAFETY, EFFICACY, OR PERFORMANCE, ANY WARRANTY OF MERCHANTABILITY OR ANY WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE.

       LICENSEE shall take all reasonable precautions to prevent death, personal injury, illness and property damage from the use of Licensed Product and/or Biological Material and/or derived Biological Material or fragment hereunder. LICENSEE shall assume full responsibility for its use or its Affiliates' use of Licensed Patent thereof and shall defend, indemnify and hold IP harmless from and against all liability, demands, damages, expenses (including reasonable

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

attorneys' fees) and losses arising from death, personal injury, illness, property damage or any other injury or damage resulting therefrom, unless such damage is solely attributable to the fault of IP.

       Nothing in this Agreement shall be construed as a warranty that the Licensed Patent is valid or enforceable. IP informs LICENSEE that to its knowledge the exercise of the Licensed Patent does not infringe any patent rights of a Third Party.

       Nothing in this Agreement shall be construed as an obligation on the part of either party to bring or prosecute actions or suits against Third Parties for infringement.

       Nothing in this Agreement shall be construed as conferring by implication or otherwise any license or rights under any patents, know-how or other industrial property rights of IP other than expressly granted hereunder.

       In the event that IP or LICENSEE becomes aware of actual or threatened infringement of the Licensed Patent, that party shall promptly notify the other party in writing. IP and LICENSEE hereby agree that IP, at its sole cost and expense, shall have the first right, but not the obligation, to attempt to stop any such alleged infringement by taking such action as IP, in its sole judgment, deems appropriate, including prosecution of a lawsuit. LICENSEE shall have the right, at its sole cost and expense, to join in any such infringement suit which IP elects to institute. The parties hereby agree that all recoveries and awards that may be obtained as a result of any action taken by IP at its expense with respect to any such alleged infringement, including any settlement thereof, shall be owned entirely by IP, except that LICENSEE shall retain such recoveries and awards which may be specifically allocated to LICENSEE by the court or the settlement. In the event IP fails to take any action against the alleged infringer within sixty (60) days of issuance of any notice referred to in the first sentence of this paragraph, LICENSEE, thereafter, shall have the right, but not the obligation, at its sole cost and expense, to attempt to stop such alleged infringement by taking such action as LICENSEE, in its sole judgment, deems appropriate, including prosecution of a lawsuit. The parties hereby agree that all recoveries and awards that may be obtained as a result of any action authorized to be taken by LICENSEE with respect to such alleged infringement, including any settlement thereof, shall be owned entirely by LICENSEE.

       The party conducting such action shall have full control over its conduct, including settlement thereof. In any event, IP and LICENSEE shall assist one another and reasonably cooperate in any such litigation at the other's request and at the expense of the requesting party.

                                  ARTICLE VIII
                                     GENERAL

       8.1 If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent legally possible.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

       8.2 This Agreement may be modified or amended only in writing by authorized officers of the parties.

       8.3 Except as otherwise specifically provided in Article V, LICENSEE agrees to obtain IP's approval before distributing any written information, including but not limited to promotional and sales materials relating to the Licensed Product, to Third Parties which contains or refers to IP or this Agreement. IP's approval shall not be unreasonably withheld or delayed and, in any event, IP's decision shall be rendered within three (3) weeks of receipt of the written information. If no reply is received from IP within three (3) weeks, IP agreement is to be assumed. Once approved, such materials, or abstracts of such materials, which do not materially alter the context of the material originally approved may be reprinted during the term of the Agreement without further approval by IP unless IP has notified LICENSEE in writing of its decision to withdraw permission for such use.

       8.4.1 Both parties agree to keep confidential and proprietary and not to disclose any information obtained from the other under this Agreement to any Third Party during the term of this Agreement as well as for a period of five
(5) years thereafter and will not use it other than as permitted under this Agreement.

       The above obligations of confidentiality shall not apply to:

              (a) information which at the time of disclosure is available to the public; or

              (b) information which the receiving party can show by written records was in its possession at the time of disclosure and was not acquired directly or indirectly from the disclosing party; or

              (c) information which after disclosure is published or becomes part of the knowledge available to the public through no act or failure to act on the part of the receiving party; or

              (d) information which is hereafter received by the receiving party from a third party who does not require that such information be maintained in confidence; and

              (e) information which is independently developed by the receiving party without use of or access to information disclosed by the disclosing party.

       8.4.2  Exceptions:

       Notwithstanding Section 8.4.1, and subject to Section 8.4.3, any party may disclose information disclosed to it by the other party hereto:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

              (a) to the extent, and only to the extent, such disclosure is necessary for such party to comply with applicable governmental laws or regulations (the party that desires to so disclose information shall give the other party reasonable advance notice of any such proposed disclosure pursuant to such compliance with law or regulation, shall use its best efforts to secure confidential treatment of the information thus disclosed, and shall advise the other party in writing of the manner in which that was done),

              (b) to technical or medical personnel engaged by the receiving party to achieve regulatory approval to the extent necessary for their efforts to achieve regulatory approval, and

              (c) in connection with labeling as defined under the United States Federal Food, Drug and Cosmetic Act or equivalent foreign labeling regulations and submissions to governments authorities, or in connection with the sales promotion and use of the Licensed Product (for example, disclosing such information to customers, advertising agencies or appropriate consultants), but only to the extent necessary.

       8.4.3 Neither party shall make any public announcement concerning this Agreement, nor make any public statement which includes the name of the other party, or otherwise use the name of the other party in any public statement or document without the consent of the other party, which consent shall not be unreasonably withheld, except: (a) as may be required by law or judicial order, including required disclosure under the Securities Act of 1933 as amended, the Securities Exchange Act of 1934, as amended, any exchange on which either party's equity securities are listed, or the National Association of Securities Dealers, Inc. and/or its subsidiaries; (b) that LICENSEE may provide general information, including aggregate revenue information by region, on a periodic basis and in response to inquiries; and (c) that either party may include in a subsequent public statement or document, information regarding this Agreement which has already been approved by the other party.

       8.4.4 LICENSEE shall seek confidential treatment for the terms and conditions of this Agreement to the fullest extent permitted by the Securities and Exchange Commission (the "SEC") and any other governmental agency or self-regulatory organization to which LICENSEE is required to provide a copy of this Agreement. Prior to seeking confidential treatment from the SEC or any other governmental agency or self-regulatory organization for this Agreement, LICENSEE shall consult with IP and IP's counsel and provide it with a reasonable opportunity to request the inclusion of specified provisions in any request by LICENSEE for confidential treatment.

       8.5 Captions and paragraph headings are for convenience only and shall not form an interpretative part of this Agreement. Unless otherwise specifically provided, all references to an Article incorporates all sections or subsections thereunder. This Agreement has been prepared jointly and shall not be strictly construed against either party hereto. The feminine and masculine pronouns are interchangeable hereunder as the context may require. The plural shall

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

be substituted for the singular number in any place in which the context may require such substitution.

       8.6 Any notice or communication authorized or required to be given hereunder or for the purpose hereof shall be in writing and shall be (a) delivered personally; (b) mailed by registered or certified mail, postage prepaid and return receipt requested; (c) sent by overnight courier; or (d) sent by facsimile or express mail as follows:

       -      if to IP:
              Anne Bellod
              Direction de la Valorisation et des Partenariats Industriels INSTITUT PASTEUR
              25-28, rue du Docteur Roux
              75724 Paris Cedex 15
              France

              with a copy to:

              Legal Department
              INSTITUT PASTEUR
              25-28, rue du Docteur Roux
              75724 Paris Cedex 15
              France

       -      If to LICENSEE:
              DIGENE CORPORATION
              1201 Clopper Road
              Gaithersburg, MD  20878
              U.S.A.

              with a copy to:

              Ballard Spahr Andrews & Ingersoll, LLP
              1735 Market Street, 51st Floor
              Philadelphia, PA  19103
              U.S.A.
              Attention:  Morris Cheston, Jr., Esq.

       or to such other address or person as a party may designate by notice.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   ARTICLE IX
                                   ASSIGNMENT

       Except as set forth in Section 2.2., this Agreement is not assignable without the written consent of the non assigning party, which consent shall not unreasonably be withheld.

                                    ARTICLE X
                           GOVERNING LAW / ARBITRATION

       10.1   This Agreement is governed by the Laws of the Republic of France.

       10.2 In case of controversies which cannot be settled amicably, such issues shall be settled by final and binding arbitration pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce (Paris) as hereinafter provided:

              (a) The Arbitration Tribunal shall consist of three (3) arbitrators. Each party shall nominate in the request for arbitration and the answer thereto one (1) arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the Arbitration Tribunal with sixty (60) days of the appointment of the second arbitrator. If one party fails to nominate its arbitrator or if the parties'arbitrators cannot agree on the person to be named as chairman, the Court of Arbitration of the International Chamber of Commerce shall make the necessary appointments for arbitrator or chairman.

              (b) The place of arbitration shall be in Paris and the arbitration proceedings shall be held in English and French without obligation for translation. The binding version of the award shall be the French text.

              (c) The award of the Arbitration Tribunal shall be final and binding and judgment upon such an award may be entered in any competent court for juridical acceptance of such an award and order of enforcement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

       In Witness whereof the parties have caused this Agreement to be executed in duplicate by their duly authorized officers.

by: INSTITUT PASTEUR

     /s/ Jean Castex
----------------------------------------------
Jean Castex
Title: Director General Adjoint
Christian Policard
Title: Directeur de la Valorisation et des Partenariats Industriels

by: DIGENE CORPORATION

     /s/ Evan Jones
--------------------------------------------
Evan Jones
Title: Chairman and CEO

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        EXHIBIT 1 TO THE AGREEMENT ENTERED INTO BETWEEN INSTITUT PASTEUR
                     AND DIGENE CORPORATION ON APRIL 5, 2000

Se-Dossier           258150 DE 01 CLONAGE DE GENCHE DE VIRUS NPVSS
           No. D.I 195005      CLONAGE DE GENCHE DE VIRUS NPVSS
           No. D.I 195004      NPVTO

NO. SE-DOSSIER        PAYS              NO. DEPOT      DATE DEPOT       TYPE DE LIEN              TITULAIRE OFFICIAL
----- -- --           STATS-UNIS        UE011650       14/02/1996                                 INSERM
250159 US 03          STATS-UNIS        US815667       11/02/1997                                 INSERM

NO. SE-DOSSIER        TITULAIRE OFFICE2            TITULAIRE OFFICE3        NO DELIVERANCE   DATE
----- -- --           INSTITUT PASTEUR
250159 US 03          INSTITUT PASTEUR                                      5981173          9/11/1999

** Fin d'Edition **